Exhibit 99.1

202 West Colorado ♦ P.O. Box B

La Grange, Texas 78945

News Release

Texas United Bancshares Announces Acquisition of Northwest Bancshares, Inc.

LA GRANGE, Texas, November 22, 2005 – Texas United Bancshares, Inc. (“Texas United”), announced today the signing of a definitive agreement providing for the acquisition of Northwest Bancshares, Inc. (“Northwest”), Roanoke, Texas through the merger of Northwest with and into Texas United. In addition, Northwest’s wholly owned subsidiary bank, Northwest Bank, will be merged with and into GNB Financial, n.a., a wholly owned subsidiary of Texas United.

Under the terms of the merger agreement, shareholders of Northwest will receive aggregate consideration of $31,000,000, consisting of $12,400,000 in cash and a number of shares of Texas United common stock valued at $18,600,000, subject to adjustment as provided in the merger agreement. The market value of the Texas United common stock will be based on the average trading price of the Texas United common stock for the 40 consecutive trading days ending on and including the tenth trading day preceding the closing date.

The transaction is expected to be accretive to earnings in the fourth quarter of 2006.

MERGER RATIONALE:

•	Strategically located in the high growth Fort Worth area of the Dallas/Fort Worth Metroplex
•	Strong performing institution with attractive management team
•	Excellent addition to current and pending investments in the Dallas/Fort Worth Metroplex
•	High profile locations with excellent business development opportunities

TRANSACTION SUMMARY:

•	Total consideration: $31,000,000
•	Price/Book: 2.63x
•	Price/2005 Estimated Earnings: 14.8x
•	Price/Assets: 25%
•	Deposit Premium: 17%
•	Texas United Board Seat Granted: One
•	Projected Cost Savings: 12% ($600,000 based on Northwest’s 2004 non-interest expense)

Northwest Bank has branches in Roanoke, Fort Worth Stockyards, Keller, Haltom City and Azle. At September 30, 2005, Northwest had, on a consolidated basis, total assets of $124.9 million, deposits of $112.4 million and shareholders’ equity of $11.8 million. On a pro forma basis as of September 30, 2005, the acquisition of Northwest, combined with the pending acquisitions of Gateway Holding Company, Inc., Dallas, Texas, and The Express Bank of Texas, Round Rock, Texas, will result in consolidated total assets of Texas United of approximately $1.7 billion.

Additionally, the acquisition will increase Texas United’s presence in the rapidly growing Fort Worth area of the Dallas/Fort Worth Metroplex. The addition of Northwest compliments Texas United’s established base in the Metroplex. Subsequent to this transaction and the acquisition of Gateway Holding Company, Inc., Texas United will have 18 locations in the Dallas/Fort Worth Metroplex with total assets of approximately $600 million on a pro forma basis as of September 30, 2005.

L. Don Stricklin, President and CEO of Texas United, commented, “The Northwest Bancshares, Inc. merger represents a continuation of our strategy to expand into high-growth suburban markets in major metropolitan areas of Texas. The ownership and management team of Northwest are an excellent fit for our company and blend well with our community banking philosophy. We are pleased that Bryan Mitchell will join Texas United as a Director upon completion of the acquisition.”

Kent McCune, President and COO of Northwest Bancshares, Inc. added “Very seldom when a bank sells is it able to benefit not only the shareholders, but the employees and customers as well. Becoming a part of Texas United allows us to continue our philosophy of community banking with an emphasis on customer service.”

The acquisition is expected to be completed in the second quarter of 2006, subject to regulatory approval, the approval of the shareholders of Northwest and other conditions set forth in the merger agreement.

ABOUT TEXAS UNITED

Texas United Bancshares, Inc. is a registered financial holding company listed on the Nasdaq National Market under the symbol “TXUI.” Texas United operates through two wholly owned subsidiary banks, State Bank and GNB Financial, n.a. and offers a complete range of banking services through 22 full-service State Bank banking centers located in the greater central and south central Texas area and seven full-service GNB Financial banking centers located in Gainesville, Denton and Ennis, Texas. In addition, State Bank has four loan production offices and 13 limited service branches located in Houston, San Antonio and Austin through State Bank Mortgage, an operating division of State Bank.

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In connection with the proposed merger of Northwest into Texas United, Texas United will file with the Securities and Exchange Commission a registration statement on Form S-4 to register the shares of Texas United’s common stock to be issued to the shareholders of Northwest. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Northwest seeking their approval of the proposed transaction.

WE URGE INVESTORS AND SECURITY HOLDERS TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4 AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IN CONNECTION WITH THE PROPOSED TRANSACTION, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TEXAS UNITED, NORTHWEST AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents through the website maintained by the Securities and Exchange Commission at http://www.sec.gov. Free copies of the proxy statement/prospectus may also be obtained by directing a request by telephone or mail to Texas United Bancshares, Inc., 202 West Colorado St., La Grange, Texas 78945, Attn: Investor Relations. Texas United’s telephone number is (979) 968-8451.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release, other written materials, and statements management may make, may contain certain forward-looking statements regarding Texas United’s prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Texas United intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of said safe harbor provisions.

Forward-looking statements are based on certain assumptions and describe future plans, strategies, and expectations of Texas United. Texas United’s ability to predict results or the actual effects of its plans and strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

The following factors, among others, could cause the actual results of the merger to differ materially from the expectations stated in this release: the ability of the companies to obtain the required shareholder or regulatory approvals for the merger; the ability of the companies to consummate the merger; the ability of Texas United to raise the funds necessary to complete the merger; the ability to successfully integrate the companies following the merger; a materially adverse change in the financial condition of either company; the ability to fully realize the expected cost savings and revenues or the ability to realize them on a timely basis; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; and other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in Texas United’s reports and registration statements filed with the Securities and Exchange Commission. Texas United undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

For further information, please contact Jeff Wilkinson, Chief Financial Officer of Texas United Bancshares, at 979-968-7230.